Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
AGNC Investment Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type		Security Class Title		Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	—	Common Stock, par value $0.01 per share	—	457(o)	—	—	—	—	—	$788,030,592	—	0.00014760	—	$116,313.32(1)
Fees Previously Paid	—		—		—		—		—		—		—		—
Carry Forward Securities
Carry Forward Securities	Equity		Common Stock, par value $0.01 per share		415(a)(6)		—		—		$461,969,407		—		—	424(b)(5)	333-257014	October 12, 2023	$68,186.68(2)
	Total Offering Amounts										$1,250,000,000				$116,313.32(1)
	Total Fees Previously Paid														—
	Total Fee Offsets														—
	Net Fee Due														$116,313.32

(1)The registration fee was calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee for these securities at the time of filing of the Registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2024 (File No. 333-279249) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Filing Fee Tables” in the Registration Statement.
(2)Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include unsold shares of Common Stock having an aggregate offering price of up to $461,969,407 originally registered pursuant to the registration statement on Form S-3 (File No. 333-257014) filed by the Registrant with the SEC on June 6, 2021, relating to a prospectus supplement filed pursuant to Rule 424(b)(5) on October 12, 2023. The registration fee with respect to such securities, totaling $68,186.68, was previously paid in connection with the filing of the prospectus supplement relating to such securities and will continue to be applied to such unsold securities.